FIRST AMENDMENT TO ACQUISITION AGREEMENT

THIS FIRST AMENDMENT TO THE JULY 17, 2020 ACQUISITION AGREEMENT ("the **Amendment**"), dated the 23rd day of March 2021 (the "**Effective Date**"), is made by and between **MADISON TECHNOLOGIES, INC.**, a publicly traded Nevada corporation (the "**Assignor**" or "**MDEX**"), **CZJ LICENSE, INC.**, a corporation organized under the laws of Nevada, which is a wholly-owned subsidiary of MDEX (the "**Assignee**" or "**Wholly-Owned Sub**"), and **LUXURIE LEGS, LLC**, a limited liability organized under the laws of Delaware and holder of the Casa Zeta-Jones Brand Licensing Agreement (the "**Seller**" or the **Licensee**") and all of members of Seller (the "**Unitholders of Seller**").

RECITALS:

WHEREAS, MDEX and the Seller executed the Acquisition Agreement on July 17, 2020 (the "**Acquisition Agreement**") which was Exhibit 2.1 to an 8-K filed by MDEX on July 20, 2020 and the Acquisition Agreement specified that MDEX purchased from the Seller, all of Seller's right, title and interest in the Casa Zeta-Jones Brand Licensing Agreement (the "**License Agreement**"), solely in exchange for MDEX's issuance to the Seller of MDEX Preferred Stock.

WHEREAS, Seller was issued MDEX Preferred Stock, and MDEX commenced operations consistent with the License Agreement in July of 2020, and all Parties agree that the License Agreement remains in full force and effect; and

WHEREAS, MDEX entered into certain agreements with Sovryn Holdings, Inc. ("**Sovryn**") on or about February 16, 2021, as reflected in the 8-K filed by MDEX on February 23, 2021, which, among other things, required the appointment of new officers and directors of MDEX, a new focus on Sovryn's business model, and required that MDEX transfer and assign MDEX's rights and obligations under the Acquisition Agreement, along with all of MDEX's operations focused on the Acquisition Agreement to a new corporation to be known as CZJ License, Inc., which has been formed as a wholly-owned subsidiary of MDEX, with Jeffrey M. Canouse as its President, Secretary, Treasurer and Sole Director.

WHEREAS, the Parties have agreed to the terms of this Amendment for the purpose of assigning the all of the rights and obligations under the Acquisition Agreement from MDEX to CZJ License, Inc., MDEX's Wholly-Owned Sub; and

NOW, THEREFORE, in consideration of the foregoing Recitals, and the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

1. **Assignment of Rights and Obligations under the Acquisition Agreement**. The Parties hereby acknowledge and agree that by entering into this Amendment, MDEX is assigning all of MDEX's rights and obligations under the Acquisition Agreement to CZJ License, Inc.

2. **Approval of Assignment**. The Seller and the Unitholders of Seller hereby acknowledge and agree that i) Seller has obtained such approval of this Amendment from the

legal representatives of Catherine Zeta-Jones prior to the execution hereof, and thus have full power and authority to enter into this Amendment, and ii) by entering into this Amendment Seller and the Unitholders of Seller are approving of the assignment by MDEX of all of MDEX's rights and obligations under the Acquisition Agreement to CZJ License, Inc.

3. **Defined Terms, and Interpretation.** Other than as detailed herein, any conflict between this Amendment and the Acquisition Agreement shall be interpreted in favor of the Defined Terms contained in the Acquisition Agreement.

5. Entire Agreement, Approval, and Modification. This Amendment is signed by all Parties to the Acquisition Agreement, is in compliance with Section 9.03 of the Acquisition Agreement in that the Seller has received the approval of the Unitholders of Seller prior to entering into this Amendment. This Amendment modifies the Acquisition Agreement only as expressly set forth above, and in all other respects, the terms and conditions of the Acquisition Agreement are in full force and effect.

[Signatures follow on next page]

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to the Acquisition Agreement dated July 17, 2020 to be executed as of the date first above written.

MADISON TECHNOLOGIES, INC.

By: ______________________
Philip Falcone, Chief Executive Officer

CZJ LICENSE, INC.

By: ______________________
Jeffrey M. Canouse, President

LUXURIE LEGS, LLC.

By:

UNITHOLDERS OF LUXURIE LEGS, LLC

____